Exhibit 99.1

NEWS RELEASE

CONTACT:	Patrick Scanlon, Senior Vice President, Finance Division Head
Penseco Financial Services Corporation
(570) 346-7741

FOR RELEASE:	12:00 P.M. Eastern Time: August 1, 2011

Penseco Financial Services Corporation Reports Earnings as of June 30, 2011

SCRANTON, PA, August 1, 2011 — Penseco Financial Services Corporation (OTC Bulletin Board: PFNS) (the “Company”), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported net income for the three months ended June 30, 2011 of $2,606,000 or $0.80 per weighted average share compared with $3,016,000 or $0.92 per weighted average share from the year ago period, a decrease of $410,000 or 13.6%. Pre-provision net interest income decreased $296,000 or 3.6%. Net interest income, after provision for loan and lease losses, decreased $658,000 or 8.5% during the 2011 period, due to a decrease in total interest income of $471,000 or 4.5% coupled with a $362,000 increase in the provision for loan and lease losses, partially offset by reduced interest expense of $175,000 or 8.3% from lower funding costs. The decrease in total interest income was primarily attributable to investment and loan cash flows being reinvested at historically low yields. Non-interest income increased $182,000 or 6.3% largely due to net gains on the sale of other real estate owned property. Non-interest expenses increased $64,000 or 0.9%.

The Company reported net income for the six months ended June 30, 2011 of $5,375,000 or $1.64 per weighted average share compared with $5,997,000 or $1.83 per weighted average share from the year ago period, a decrease of $622,000 or 10.4%. Pre-provision net interest income decreased $604,000 or 3.6%. Net interest income, after provision for loan and lease losses, decreased $1,007,000 or 6.3% during the 2011 period, due to a decrease in total interest income of $988,000 or 4.7% and a $403,000 increase in the provision for loan and lease losses, partially offset by reduced interest expense of $384,000 or 9.1% from lower funding costs. The decrease in total interest income was primarily attributable to investment and loan cash flows being reinvested at historically low yields. Non-interest income increased $775,000 or 13.9% primarily as a result of the reversal of a contingent liability recorded in connection with the 2009 Old Forge Bank acquisition and net gains on the sale of other real estate owned property. Non-interest expenses increased $477,000 or 3.4%.

Net income from core operations, which excludes the reversal of a contingent liability recorded in connection with the 2009 Old Forge Bank acquisition, decreased $952,000 for the six months ended June 30, 2011 to $5,045,000 compared to $5,997,000 for the same period in 2010. Net income from core operations is a non-GAAP measure of net income. A reconciliation of the net income from core operations and disclosure of the non-GAAP return on assets, return on equity and dividend payout ratio derived from that measure are described in the non-GAAP reconciliation included in this press release.

Non-Interest Income

Total non-interest income increased $182,000 or 6.3%, to $3,055,000 for the three months ended June 30, 2011, compared with $2,873,000 for the same period in 2010. Trust department income increased $48,000 or 14.2% due to an increase in the market value of trust assets and new business. Service charges on deposit accounts decreased $44,000 or 7.8%, primarily due to decreased overdraft activity. Merchant transaction income increased $56,000 or 6.4%, due primarily to the increased volume of merchant transactions and new business. Brokerage fee income decreased $15,000 or 16.3%, mostly due to a lower volume of investor activity. Other fee income increased $18,000 or 4.4%. Other operating income increased $143,000 largely due to net gains on the sale of other real estate owned property. Net realized gains (losses) on securities decreased $19,000, as a result of investment securities being sold and called.

Total non-interest income increased $775,000 or 13.9% to $6,359,000 for the six months ended June 30, 2011, compared with $5,584,000 for the same period in 2010. Trust department income increased $66,000 or 9.2% due to an increase in the market value of trust assets and new business. Service charges on deposit accounts decreased $104,000 or

9.5%, primarily due to decreased overdraft activity. Merchant transaction income increased $104,000 or 5.0%, due to the increased volume of merchant transactions primarily from new business. Brokerage fee income decreased $29,000 or 17.9% mostly due to a lower volume of investor activity. Other fee income increased $46,000 or 6.0% mainly from increased debit card discounts related to the increased number of accounts. Other operating income increased $712,000 largely due to the reversal of a contingent liability of $500,000 recorded in connection with the 2009 Old Forge Bank acquisition and net gains of $245,000 on the sale of other real estate owned property.

Non-Interest Expenses

Total non-interest expenses increased $64,000 or 0.9%, to $6,869,000 for the three months ended June 30, 2011 compared with $6,805,000 for the same period in 2010. Salaries and employee benefits expense increased $154,000 or 5.0%, due primarily to merit-based increases in salaries for existing personnel and increased staffing for loan production and monitoring asset quality. Merchant transaction expenses increased $27,000 or 4.2% due to the increased volume of merchant transactions. FDIC insurance assessments decreased $190,000 or 51.4%, resulting from recently passed banking legislation. Other operating expenses increased $102,000 or 5.6% due to increased general operating expenses.

Total non-interest expenses increased $477,000 or 3.4% to $14,319,000 for the six months ended June 30, 2011 compared with $13,842,000 for the same period of 2010. Salaries and employee benefits expense increased $506,000 or 8.1%, due primarily to merit-based increases for salaries of existing personnel and increased staffing for loan production and monitoring asset quality. Expense of premises and fixed assets increased $42,000 or 2.4% largely due to increased occupancy expenses and additional depreciation from branch renovations. Merchant transaction expenses increased $49,000 or 3.4% due to the increased volume of merchant transactions. FDIC insurance assessments decreased $214,000 or 33.6%, resulting from recently passed banking legislation.

Asset Quality

The Company maintains an allowance for loan and lease losses, which reflects management’s analysis of probable loan losses, as determined in accordance with the Company’s allowance for loan and lease losses methodology. The ratio of the allowance for loan and lease losses to total loans was 1.08% and 1.07% as of June 30, 2011 and 2010, respectively.

Non-accrual loans equaled $5,747,000, or 0.93%, of loans at June 30, 2011, an increase of $1,713,000, or 42.5%, from $4,034,000, at December 31, 2010. There were no commitments to lend additional funds to borrowers whose loans are in non-accrual status.

Net loan charge-offs amounted to $988,000, or 0.16%, of average outstanding loans for the six months ended June 30, 2011, compared to $537,000, or 0.09%, of average loans outstanding for the six months ended June 30, 2010.

As of June 30, 2011, the Company had total impaired loans of $5,747,000. Management has determined $959,000 of the current reserve be specifically allocated to these impaired loans at June 30, 2011.

The Company continues to proactively evaluate probable loan losses and address delinquent loans by, among other things, obtaining current appraisals of collateral, increasing communication with clients and placing loans on non-accrual status when collection is in doubt and moving expeditiously in foreclosure actions.

Subsequent to June 30, 2011, approximately $1.2 million of non-accrual loans have been transferred to other real estate owned.

Income Tax Expense

Applicable income taxes decreased $130,000 or 15.5% and $87,000 or 5.3% due to lower taxable income for the three months and six months ended June 30, 2011, respectively.

PENSECO FINANCIAL SERVICES CORPORATION

FINANCIAL HIGHLIGHTS

(unaudited)

(in thousands, except per share amounts based on weighted average shares outstanding in each period)

June 30, 2011	June 30, 2010	Inc / (Dec) $	% Change

Three Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.13%	1.37%	-17.52%
Return on Average Equity	8.38%	10.00%	-16.20%
Net Interest Margin (1)	3.77%	4.14%	-8.94%
Efficiency Ratio (2)	61.32%	60.04%	2.13%

Six Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.17%	1.36%	-13.97%
Return on Average Equity	8.67%	10.02%	-13.47%
Net Interest Margin (1)	3.82%	4.16%	-8.17%
Efficiency Ratio (2)	62.86%	61.13%	2.83%
STOCKHOLDERS’ VALUE
Net Income	$5,375	$5,997	$(622)	-10.37%
Earnings per share	1.64	1.83	(0.19)	-10.38%
Dividends Per Share	0.84	0.84	—	—
Book Value Per Share	38.44	36.97	1.47	3.98%
Market Value Per Share	38.20	32.53	5.67	17.43%
Market Value/Book Value	99.38%	87.99%	12.94%
Price Earnings Multiple	11.65	x	8.89	x	31.05%
Dividend Payout Ratio	51.22%	45.90%	11.59%
Dividend Yield	4.40%	5.16%	-14.73%
SAFETY AND SOUNDNESS
Stockholders’ Equity/Assets	13.49%	13.73%	-1.75%
Total Capital/Risk Weighted Assets	16.78%	16.58%	1.21%
Tier 1 Capital/Risk Weighted Assets	15.64%	15.46%	1.16%
Tier 1 Capital/Average Assets	10.67%	10.53%	1.33%
Non-performing Assets/Total Assets	0.63%	0.46%	36.96%
Non-performing loans to period end loans	0.93%	0.46%	102.17%
Allowance for loan and lease losses to period end loans	1.08%	1.07%	0.93%
BALANCE SHEET HIGHLIGHTS
Total Assets	$933,269	$882,384	$50,885	5.77%
Total Investments	183,841	188,402	(4,561)	-2.42%
Net Loans	612,093	603,236	8,857	1.47%
Allowance for Loan and Lease Losses	6,711	6,500	211	3.25%
Total Deposits	716,855	654,268	62,587	9.57%
Stockholders’ Equity	125,943	121,108	4,835	3.99%

(1)	The net interest margin is equal to tax equivalent net interest income divided by average interest earning assets. In order to make pre-tax income on tax-exempt investments comparable to taxable investments, a tax equivalent adjustment is made to interest income. This adjustment increased interest income by $441 and $563 for the three months ended June 30, 2011 and 2010, respectively and by $888 and $1,150 for the six months ended June 30, 2011 and 2010, respectively. The Company believes that the tax equivalent presentation is consistent with industry practice. Although the Company believes that these financial measures enhance investors’ understanding of our business and performance, these measures should not be considered an alternative to GAAP.
(2)	The efficiency ratio is equal to non-interest expenses, excluding amortization of core deposit intangible expense, divided by the sum of net interest income and non-interest income. Amortization of core deposit intangible expense is included in other operating expenses, and was $74 and $83 for the three months ended June 30, 2011 and 2010, respectively and $157 and $175 for the six months ended June 30, 2011 and 2010, respectively.

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except per share amounts)

	June 30, 2011	June 30, 2010
ASSETS

Cash and due from banks	$15,608	$11,316
Interest bearing balances with banks	25,880	2,197
Federal funds sold	20,000	—

Cash and Cash Equivalents	61,488	13,513
Investment securities:
Available-for-sale, at fair value	148,904	147,362
Held-to-maturity (fair value of $36,237 and $43,371, respectively)	34,937	41,040

Total Investment Securities	183,841	188,402
Loans, net of unearned income	618,804	609,736
Less: Allowance for loan and lease losses	6,711	6,500

Loans, Net	612,093	603,236

Bank premises and equipment	13,283	13,033
Other real estate owned	169	1,269
Accrued interest receivable	3,402	3,951
Goodwill	26,398	26,398
Bank owned life insurance	15,625	14,644
Federal Home Loan Bank stock	5,489	6,402
Other assets	11,481	11,536

Total Assets	$933,269	$882,384

LIABILITIES

Deposits:
Non-interest bearing	$118,053	$108,202
Interest bearing	598,802	546,066

Total Deposits	716,855	654,268
Other borrowed funds:
Securities sold under agreements to repurchase	22,165	18,435
Short-term borrowings	407	13,311
Long-term borrowings	62,567	67,525
Accrued interest payable	1,016	1,196
Other liabilities	4,316	6,541

Total Liabilities	807,326	761,276

STOCKHOLDERS’ EQUITY

Common stock; $ .01 par value, 15,000,000 shares authorized, 3,276,079 shares issued and outstanding	33	33
Surplus	48,865	48,865
Retained earnings	76,927	71,330
Accumulated other comprehensive income	118	880

Total Stockholders’ Equity	125,943	121,108

Total Liabilities and Stockholders’ Equity	$933,269	$882,384

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
INTEREST INCOME
Interest and fees on loans	$8,328	$8,608	$16,670	$17,294
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	745	704	1,560	1,423
States & political subdivisions	857	1,094	1,724	2,233
Other securities	15	12	29	23
Interest on Federal funds sold	—	—	—	—
Interest on balances with banks	4	2	6	4

Total Interest Income	9,949	10,420	19,989	20,977

INTEREST EXPENSE
Interest on time deposits of $100,000 or more	363	532	733	965
Interest on other deposits	955	886	1,847	1,860
Interest on other borrowed funds	604	679	1,239	1,378

Total Interest Expense	1,922	2,097	3,819	4,203

Net Interest Income	8,027	8,323	16,170	16,774
Provision for loan and lease losses	899	537	1,268	865

Net Interest Income After Provision for Loan and Lease Losses	7,128	7,786	14,902	15,909

NON-INTEREST INCOME
Trust department income	385	337	783	717
Service charges on deposit accounts	519	563	991	1,095
Merchant transaction income	931	875	2,173	2,069
Brokerage fee income	77	92	133	162
Other fee income	431	413	809	763
Bank-owned life insurance income	125	130	245	252
Other operating income	315	172	945	233
Realized gains (losses) on securities, net	272	291	280	293

Total Non-Interest Income	3,055	2,873	6,359	5,584

NON-INTEREST EXPENSES
Salaries and employee benefits	3,246	3,092	6,771	6,265
Expense of premises and fixed assets	806	835	1,827	1,785
Merchant transaction expenses	666	639	1,499	1,450
FDIC insurance assessments	180	370	422	636
Other operating expenses	1,971	1,869	3,800	3,706

Total Non-Interest Expenses	6,869	6,805	14,319	13,842

Income before income taxes	3,314	3,854	6,942	7,651
Applicable income taxes	708	838	1,567	1,654

Net Income	$2,606	$3,016	$5,375	$5,997

Weighted average shares outstanding	3,276,079	3,276,079	3,276,079	2,994,059
Earnings per Common Share	$0.80	$0.92	$1.64	$1.83
Cash Dividends Declared Per Common Share	$0.42	$0.42	$0.84	$0.84

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED JUNE 30, 2011 AND 2010

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, March 31, 2010	$33	$48,865	$69,691	$503	$119,092

Comprehensive income:
Net income	—	—	3,016	—	3,016
Other comprehensive income, net of tax
Unrealized gains on securities, net of reclassification adjustment	—	—	—	377	377

Other comprehensive income				377	377

Comprehensive income					3,393

Cash dividends declared ($0.42 per share)	—	—	(1,377)	—	(1,377)

Balance, June 30, 2010	$33	$48,865	$71,330	$880	$121,108

Balance, March 31, 2011	$33	$48,865	$75,697	$(1,320)	$123,275

Comprehensive income:
Net income	—	—	2,606	—	2,606
Other comprehensive income, net of tax
Unrealized gains on securities, net of reclassification adjustment	—	—	—	1,438	1,438

Other comprehensive income				1,438	1,438

Comprehensive income					4,044

Cash dividends declared ($0.42 per share)	—	—	(1,376)	—	(1,376)

Balance, June 30, 2011	$33	$48,865	$76,927	$118	$125,943

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, December 31, 2009	$33	$48,865	$68,086	$413	$117,397

Comprehensive income:
Net income	—	—	5,997	—	5,997
Other comprehensive income, net of tax
Unrealized gains on securities, net of reclassification adjustment	—	—	—	467	467

Other comprehensive income				467	467

Comprehensive income					6,464

Cash dividends declared ($0.84 per share)	—	—	(2,753)	—	(2,753)

Balance, June 30, 2010	$33	$48,865	$71,330	$880	$121,108

Balance, December 31, 2010	$33	$48,865	$74,304	$(1,280)	$121,922

Comprehensive income:
Net income	—	—	5,375	—	5,375
Other comprehensive income, net of tax
Unrealized gains on securities, net of reclassification adjustment	—	—	—	1,398	1,398

Other comprehensive income				1,398	1,398

Comprehensive income					6,773

Cash dividends declared ($0.84 per share)	—	—	(2,752)	—	(2,752)

Balance, June 30, 2011	$33	$48,865	$76,927	$118	$125,943

About Penseco Financial Services Corporation

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates twelve offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company’s stock is quoted on the OTC Bulletin Board, under the symbol, “PFNS”.

Safe Harbor Forward-Looking Statements

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by management of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential”. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services and other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Non-GAAP Financial Measures

Core Earnings Calculation

Certain financial measures reported in this press release exclude the effect of the reversal of a contingent liability recorded in the acquisition of Old Forge Bank on April 1, 2009. Management of the Company believes that investors’ understanding of the Company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The non-GAAP reconciliation provides a disclosure of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

The following table presents the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months Ended June 30,
	2011	2010	Change
Net interest income after provision for loan and lease losses	$7,128	$7,786	$(658)
Non-interest income	3,055	2,873	182
Non-interest expense	(6,869)	(6,805)	(64)
Income tax (provision) benefit	(708)	(838)	130

Net income	2,606	3,016	(410)

Adjustments
Non-interest income
Reversal of a contingent liability recorded in the Merger	—	—	—

Total adjustments pre-tax	—	—	—
Income tax provision (benefit)	—	—	—

After tax adjustments to GAAP	—	—	—

Adjusted “net income from core operations”	$2,606	$3,016	$(410)

Adjusted Return on Average Assets	1.13%	1.37%
Adjusted Return on Average Equity	8.38%	10.00%
Adjusted Dividend Payout Ratio	52.50%	45.65%

Return on average equity (ROE) and return on average assets (ROA) for the three months ended June 30, 2011 was 8.38% and 1.13%, respectively. ROE was 10.00% and ROA was 1.37% for the same period last year. The dividend payout ratio was 52.50% for the three months ended June 30, 2011 and 45.65% for the same period last year.

	Six Months Ended June 30,
	2011	2010	Change
Net interest income after provision for loan and lease losses	$14,902	$15,909	$(1,007)
Non-interest income	6,359	5,584	775
Non-interest expense	(14,319)	(13,842)	(477)
Income tax benefit (provision)	(1,567)	(1,654)	87

Net income	5,375	5,997	(622)

Adjustments
Non-interest income
Reversal of a contingent liability recorded in the Merger	(500)	—	(500)

Total adjustments pre-tax	(500)	—	(500)
Income tax provision (benefit)	170	—	170

After tax adjustments to GAAP	(330)	—	(330)

Adjusted “net income from core operations”	$5,045	$5,997	$(952)

Adjusted Return on Average Assets	1.10%	1.36%
Adjusted Return on Average Equity	8.14%	10.02%
Adjusted Dividend Payout Ratio	54.55%	45.90%

Return on average equity (ROE) and return on average assets (ROA) for the six months ended June 30, 2011 was 8.67% (8.14% excluding the reversal of a contingent liability) and 1.17% (1.10% excluding the reversal of a contingent liability), respectively. ROE was 10.02% and ROA was 1.36% for the same period last year. The dividend payout ratio was 51.22% (54.55% excluding the reversal of a contingent liability) for the six months ended June 30, 2011 and 45.90% for the same period last year.

Management believes that tangible assets, tangible equity, and the related ratios of tangible equity to tangible assets, tangible book value per share, and market value to tangible book value, are useful to investors in evaluating the Company’s results of operations and financial condition. Our intangible assets, namely goodwill and the core deposit intangible, are the result of our accounting for the Old Forge Bank merger, and we would not be able to sell those assets separately from all other assets of the business. Tangible equity and tangible book value per share are used generally as conservative measures of net worth, approximating liquidation value.

The following table presents a reconciliation of tangible assets / tangible equity.

	June 30, 2011		June 30, 2010
Tangible Assets
Total Assets		$933,269		$882,384
Less:
Goodwill	26,398		26,398
Core Deposit Intangible	1,253		1,576

		27,651		27,974

Tangible Assets		$905,618		$854,410

Tangible Equity
Total Equity		$125,943		$121,108
Less:
Goodwill	26,398		26,398
Core Deposit Intangible	1,253		1,576

		27,651		27,974

Tangible Equity		$98,292		$93,134

Tangible Equity / Tangible Assets		10.85%		10.90%

Tangible Book Value Per Share		$30.00		$28.43

Market Value / Tangible Book Value		127.33%		114.42%